Exhibit 24.1
KALOBIOS PHARMACEUTICALS, INC.

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that the undersigned Officers and Directors of KaloBios Pharmaceuticals, Inc., a Delaware corporation (the “Corporation”), hereby constitute and appoint Cameron Durrant, M.D., the true and lawful agent and attorney-in-fact of the undersigned with full power and authority in said agent and attorney-in-fact, to sign for the undersigned and in their respective names as Officers and as Directors of the Corporation a registration statement on Form S-8 (the “Registration Statement”) of the Corporation to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and any amendment or amendments to such Registration Statement, relating to securities of the Corporation acquired under or to be offered under the Corporation’s 2012 Equity Incentive Plan, as amended, and the undersigned hereby ratify and confirm all acts taken by such agent and attorney-in-fact, as herein authorized.

Signature	Title	Date

/s/ Cameron Durrant, M.D.		10/14/2016
Cameron Durrant, M.D.	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)

/s/ Dean Witter, III		10/14/2016
Dean (Kip) Witter, III	Interim Chief Financial Officer (Principal Financial Officer, Principal Accounting Officer)

/s/ Ronald Barliant		10/14/2016
Ronald Barliant	Director

/s/ Dale Chappell, M.D.		10/14/2016
Dale Chappell, M.D.	Director

/s/ Ezra Friedberg		10/14/2016
Ezra Friedberg	Director

/s/ Timothy Morris		10/14/2016
Timothy Morris	Director